UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2025

RENN Fund, Inc.

(Exact name of Registrant as specified in its charter)

Texas	811-22299	75-2533518
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

470 Park Avenue South, New York, NY 10016 (914) 703-6904 (Address of principal executive offices)

Registrant’s telephone number, including area code: 646-291-2300

1999 Bryan Street, Suite 900

Dallas, TX 75201-3136

(Former name or former address, if changed since last report)

11520 North N. Central Expressway, Suite 162

Dallas, TX 75243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01	Other Events.

The Renn Fund, Inc.

(the “Fund”)

On June 5, 2025, the Board of Directors (“Board”) for the Fund approved certain changes to the Fund’s corporate governance documents and its Board of Directors as described herein.

Based on the recommendation of the Nominating and Governance Committee, the Board unanimously approved changes to the Fund’s Code of Ethics, effective immediately. A copy of the updated document is attached as an exhibit and is incorporated by reference.

Additionally, the Board accepted the resignation of Murray Stahl as a Director of the Fund, a position he held since July 2017. Mr. Stahl will, however, continue to serve as the President, Chief Executive Officer and Co-Portfolio Manager for the Fund. In connection with Mr. Stahl’s resignation, Douglas Cohen was appointed as the Chairman of the Board. With Mr. Stahl’s resignation, the size of the board is now set to 5.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENN Fund, Inc.

Date: June 11, 2025	By:	/s/ Jay Kesslen
Jay Kesslen
Vice President